EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. 1350

AS ADDED BY

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with Amendment No. 1 to the Quarterly Report of Jaws Mustang Acquisition Corporation (the “Company”) on Form 10-Q /Afor the quarter ended September 30, 2021, as filed with the Securities and Exchange Commission (the “Report”), I, Michael Reidler, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as added by §906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the report.

Date: December 17, 2021

/s/ Michael Reidler
Name:	Michael Reidler
Title:	Chief Financial Officer (Principal Financial and Accounting Officer)